As filed with the Securities and Exchange Commission on July 22, 2010
Registration No. 033-52519

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CKE RESTAURANTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0602639
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California (805) 745-7500	93013
(Address and Telephone number of Principal Executive Offices)	(Zip Code)
Andrew F. Puzder
Chief Executive Officer
CKE Restaurants, Inc.
6307 Carpinteria Ave., Ste. A
Carpinteria, California 93013
(805) 745-7500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 1 to Form S-3 will deregister the registered but unsold securities under the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to Form S-3 relates to the Registration Statement on Form S-3 (File No. 033-52519), of CKE Restaurants, Inc., a Delaware corporation (the “Registrant”), which was filed with the Securities and Exchange Commission and became effective on March 7, 1994 (the “Registration Statement”). The Registration Statement was a $75,000,000 universal shelf offering registration statement.
On July 12, 2010, pursuant to an Agreement and Plan of Merger, dated as of April 18, 2010, by and among Columbia Lake Acquisition Holdings, Inc., a Delaware corporation (“Parent”), Columbia Lake Acquisition Corp., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”). As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. The Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on July 22, 2010.

CKE RESTAURANTS, INC.
By:	/s/ Andrew F. Puzder
	Name:	Andrew F. Puzder
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew F. Puzder Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2010

/s/ Theodore Abajian Theodore Abajian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2010

/s/ Reese Stewart Reese Stewart	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 22, 2010

/s/ Peter P. Copses Peter P. Copses	Chairman of the Board	July 22, 2010

/s/ Lance A. Milken Lance A. Milken	Director	July 22, 2010